Exhibit 99.1
Contact:
Abdo H. Khoury
Chief Financial and Portfolio Officer
(949) 718-4400
NHP REPORTS 2009 SECOND QUARTER RESULTS
Second Quarter Highlights
•	Issued $47 Million of Equity and Retired $30 Million of Senior Notes

•	Hearthstone Lease Restructure Completed

•	Payout Ratio of 77% Supports $0.44 per Share Cash Dividend

•	Balance Sheet and Liquidity Position Strong
NEWPORT BEACH, CA — August 5, 2009 — Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations for the second quarter and six months ended June 30, 2009. Contemporaneously with this press release, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 with the Securities and Exchange Commission.
“NHP’s strong balance sheet is anchored by low leverage, ample liquidity and modest capital commitments through June 2011. Always looking to improve our balance sheet in this economic environment, to date we raised $105 million of equity and retired $30 million of our senior notes. On an enterprise value basis, our leverage is 35% and after our recent equity issuances we have about $199 million of cash as well as the full capacity of our $700 million credit facility,” commented Douglas M. Pasquale, NHP’s Chairman and Chief Executive Officer. “NHP is well positioned to take advantage of investment opportunities as they arise. We expect assets will begin to become available at attractive prices and we are prepared to make excellent investments as these opportunities present themselves,” Mr. Pasquale added.

SECOND QUARTER 2009 RESULTS OF OPERATIONS
The following table presents selected unaudited financial information for the second quarter and the six months ended June 30, 2009 as compared to the same period of 2008:
SELECTED FINANCIAL DATA
($ in thousands, except per share amounts)

	Three Months Ended June 30,
	2009	2008	$ Change	% Change

Revenue	$97,311	$93,071	$4,240	4.6%
Income from Continuing Operations	$34,809	$26,518	$8,291	31.3%
Net Income Attributable to NHP Common Stockholders	$33,299	$165,951	$(132,652)	-79.9%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$0.31	$1.69	$(1.38)	-81.7%
Diluted FFO	$66,630	$57,806	$8,824	15.3%
Recurring Diluted FFO	$62,066	$57,806	$4,260	7.4%
Diluted FFO Per Share	$0.61	$0.56	$0.05	8.9%
Recurring Diluted FFO Per Share	$0.57	$0.56	$0.01	1.8%
Diluted FAD	$66,242	$56,090	$10,152	18.1%
Recurring Diluted FAD	$61,678	$56,090	$5,588	10.0%
Diluted FAD Per Share	$0.61	$0.55	$0.06	10.9%
Recurring Diluted FAD Per Share	$0.57	$0.55	$0.02	3.6%

	Six Months Ended June 30,
	2009	2008	$ Change	% Change

Revenue	$194,562	$178,342	$16,220	9.1%
Income from Continuing Operations	$64,209	$49,461	$14,748	29.8%
Net Income Attributable to NHP Common Stockholders	$82,453	$201,344	$(118,891)	-59.0%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$0.78	$2.07	$(1.29)	-62.3%
Diluted FFO	$128,197	$114,099	$14,098	12.4%
Recurring Diluted FFO	$123,633	$114,099	$9,534	8.4%
Diluted FFO Per Share	$1.18	$1.12	$0.06	5.4%
Recurring Diluted FFO Per Share	$1.14	$1.12	$0.02	1.8%
Diluted FAD	$127,668	$110,661	$17,007	15.4%
Recurring Diluted FAD	$123,104	$110,661	$12,443	11.2%
Diluted FAD Per Share	$1.18	$1.09	$0.09	8.3%
Recurring Diluted FAD Per Share	$1.14	$1.09	$0.05	4.6%

NON-GAAP FINANCIAL MEASURES
Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-GAAP measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. For guidance, we have also included in the accompanying financial data reconciliations between net income per share and diluted FFO and diluted FAD per share. We have also included recurring diluted FFO and recurring diluted FAD amounts which exclude the recognition of a gain on debt extinguishment in 2009.
SECOND QUARTER 2009 INVESTMENT ACTIVITY
During the second quarter of 2009, we invested $6.0 million in revenue producing capital expenditures at a blended yield of 8.5% on our existing triple net portfolio.
In July 2009, we reached an agreement with The Broe Group to acquire all of their interests in two of our medical office building joint ventures for $4.3 million.
On July 27, 2009, we amended our leases with Hearthstone Senior Services, L.P. (“Hearthstone”). Hearthstone’s only operations consist of the management of the 32 facilities under these leases. The lease terms were modified to (i) convert the annual Base Rent escalator to a fixed 3%, (ii) defer payment of the Supplemental Rent through December 31, 2011, (iii) tighten restrictions on distributions until such time as Hearthstone achieves and sustains defined rent coverage levels, (iv) provide for transfer of ownership of Hearthstone to us in the event of certain major events of default and (v) put in place certain bankruptcy protections and enhanced oversight rights for us.
SECOND QUARTER 2009 FINANCING TRANSACTIONS
On April 1, 2009, we retired $30.0 million of senior notes with an interest rate of 6.25% due in February 2013 for $25.4 million.
During the second quarter of 2009, we issued 1.8 million shares of our common stock through our controlled equity offering program at an average price of $27.14 per share, resulting in net proceeds of approximately $47.0 million.
From July 1, 2009 to August 5, 2009, we issued 2.1 million shares of our common stock through our controlled equity offering program at an average price of $27.80 per share, resulting in net proceeds of approximately $58.4 million.

2009 GUIDANCE
As a result of the common shares issued to date in 2009, we are decreasing by $0.01 per share the high end of our full-year 2009 recurring diluted FFO guidance from $2.26 per share to $2.25 per share. We are also decreasing by $0.01 per share the high end of our full-year 2009 recurring diluted FAD guidance from $2.24 per share to $2.23 per share. Our revised guidance for recurring diluted FFO of $2.22 per share to $2.25 per share includes the retirement of $30.0 million of senior notes, the second quarter and post second quarter end issuances of common shares that are discussed above and excludes any acquisitions, investments, impairments or additional capital transactions that could occur for the remainder of 2009. Current guidance reflects the recent amendment of the Hearthstone leases and does not include any Supplemental Rent previously or prospectively deferred. Beginning in 2009, certain costs associated with acquisitions which were previously capitalized are now required to be expensed. While our guidance does not assume any acquisitions for the remainder of 2009, we would incur certain costs that would be expensed for any acquisitions we may make and those costs could be material.
CONFERENCE CALL INFORMATION
We have scheduled a conference call and webcast on Thursday, August 6, 2009 at 8:30 a.m. Pacific time (11:30 a.m. Eastern time) to discuss these results. The conference call is accessible by dialing 866-713-8566 and referencing conference ID number 76511885 or by logging on to our website at http://www.nhp-reit.com. The international dial-in number is 617-597-5325. The earnings release and any additional financial information that may be discussed on the conference call will also be available at the same location on our website. A digitized replay of the conference call will be available from 11:30 a.m. Pacific time (2:30 p.m. Eastern time) that day until 9:00 p.m. Pacific time (Midnight Eastern time) on September 6, 2009. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 32754392. Webcast replays will also be available on our website for at least 12 months following the conference call. Our supplemental information package for the quarter and six months ended June 30, 2009 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by “Financial Information” and is included in our Current Report on Form 8-K filed August 5, 2009 with the SEC also containing this release. Shareholders may receive free of charge a complete set of our audited financial statements upon request.

ABOUT NATIONWIDE HEALTH PROPERTIES, INC.
Nationwide Health Properties, Inc. is a real estate investment trust (REIT) that invests primarily in healthcare real estate in the United States. As of June 30, 2009, the Company’s portfolio of properties, including mortgage loans and properties owned by unconsolidated joint ventures, totaled 579 properties among the following segments: 279 senior housing facilities, 200 skilled nursing facilities, 82 medical office buildings, 11 continuing care retirement communities and 7 specialty hospitals. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.
FORWARD LOOKING STATEMENTS
Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent, interest or loan principal amounts by our tenants; our reliance on two tenants for a significant percentage of our revenue; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; maintaining compliance with our debt covenants; access to the capital markets and the cost and availability of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; the ability of our tenants to pay contractual rent and/or interest escalations in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance; our ability to attract new tenants for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our senior notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.
***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Triple-net lease rent	$73,650	$70,583	$147,913	$139,656
Medical office building operating rent	17,003	15,939	33,656	26,870

	90,653	86,522	181,569	166,526
Interest and other income	6,658	6,549	12,993	11,816

	97,311	93,071	194,562	178,342

Expenses:
Interest and amortization of deferred financing costs	23,247	25,507	47,319	50,246
Depreciation and amortization	30,892	28,788	61,919	56,070
General and administrative	6,973	6,407	13,904	12,904
Medical office building operating expenses	7,128	6,699	13,962	11,562

	68,240	67,401	137,104	130,782

Operating income	29,071	25,670	57,458	47,560
Income from unconsolidated joint ventures	1,174	848	2,187	1,901
Gain on debt extinguishment, net	4,564	—	4,564	—

Income from continuing operations	34,809	26,518	64,209	49,461
Discontinued operations
Gains on sale of facilities, net	—	140,226	21,152	151,092
Income from discontinued operations	17	1,223	98	4,861

	17	141,449	21,250	155,953

Net income	34,826	167,967	85,459	205,414
Net (income) loss attributable to noncontrolling interests	(75)	46	(102)	55

Net income attributable to NHP	34,751	168,013	85,357	205,469
Preferred stock dividends	(1,452)	(2,062)	(2,904)	(4,125)

Income available to NHP common stockholders	$33,299	$165,951	$82,453	$201,344

Basic earnings per share (EPS):
Income from continuing operations attributable to NHP common stockholders	$0.32	$0.25	$0.59	$0.46
Discontinued operations attributable to NHP common stockholders	—	1.47	0.21	1.63

Net income attributable to NHP common stockholders	$0.32	$1.72	$0.80	$2.09

Diluted EPS:
Income from continuing operations attributable to NHP common stockholders	$0.31	$0.25	$0.58	$0.46
Discontinued operations attributable to NHP common stockholders	—	1.44	0.20	1.61

Net income attributable to NHP common stockholders	$0.31	$1.69	$0.78	$2.07

Weighted average shares outstanding for EPS:
Basic	103,089	96,351	102,724	95,813

Diluted	105,182	98,013	104,797	96,823

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Diluted FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income	$34,826	$167,967	$85,459	$205,414
Preferred stock dividends	(1,452)	(2,062)	(2,904)	(4,125)
Net (income) loss attributable to noncontrolling interests	(75)	46	(102)	55
Real estate related depreciation and amortization	30,567	28,888	61,374	57,476
Depreciation in income from unconsolidated joint ventures	1,312	1,131	2,618	2,246
Gains on sale of facilities, net	—	(140,226)	(21,152)	(151,092)

FFO available to NHP common stockholders	65,178	55,744	125,293	109,974
Series B preferred dividend add-back	1,452	2,062	2,904	4,125

Diluted FFO	66,630	57,806	128,197	114,099
Gain on extinguishment of debt, net	(4,564)	—	(4,564)	—

Recurring diluted FFO	$62,066	$57,806	$123,633	$114,099

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding (1)	105,241	98,114	104,848	96,949
Series B preferred stock conversion add-back if not already converted	3,368	4,736	3,363	4,732

Fully diluted weighted average shares outstanding	108,609	102,850	108,211	101,681

Diluted FFO per share	$0.61	$0.56	$1.18	$1.12

Recurring diluted FFO per share	$0.57	$0.56	$1.14	$1.12

Dividends declared per common share	$0.44	$0.44	$0.88	$0.88

Recurring diluted FFO payout ratio	77%	79%	77%	79%

Recurring diluted FFO coverage	1.30	1.27	1.30	1.27

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Diluted FAD

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income	$34,826	$167,967	$85,459	$205,414
Preferred stock dividends	(1,452)	(2,062)	(2,904)	(4,125)
Net (income) loss attributable to noncontrolling interests	(75)	46	(102)	55
Real estate related depreciation and amortization	30,567	28,888	61,374	57,476
Gains on sale of facilities, net	—	(140,226)	(21,152)	(151,092)
Straight-lined rent	(1,599)	(2,759)	(3,188)	(5,597)
Amortization of intangible assets and liabilities	(48)	(150)	(271)	(274)
Non-cash stock-based compensation expense	1,837	1,440	3,410	2,771
Deferred finance cost amortization	756	777	1,570	1,524
Lease commissions and tenant and capital improvements	(1,343)	(1,047)	(2,069)	(1,894)
Unconsolidated joint ventures:
Real estate related depreciation and amortization	1,312	1,131	2,618	2,246
Straight-lined rent	(12)	—	(23)	(10)
Deferred finance cost amortization	21	23	42	42

FAD available to NHP common stockholders	64,790	54,028	124,764	106,536
Series B preferred dividends	1,452	2,062	2,904	4,125

Diluted FAD	66,242	56,090	127,668	110,661
Gain on extinguishment of debt, net	(4,564)	—	(4,564)	—

Recurring diluted FAD	$61,678	$56,090	$123,104	$110,661

Weighted average shares outstanding for diluted FAD:
Diluted weighted average shares outstanding (1)	105,241	98,114	104,848	96,949
Series B preferred stock add-back if not already converted	3,368	4,736	3,363	4,732

Fully diluted weighted average shares outstanding	108,609	102,850	108,211	101,681

Diluted FAD per share	$0.61	$0.55	$1.18	$1.09

Recurring diluted FAD per share	$0.57	$0.55	$1.14	$1.09

Dividends declared per common share	$0.44	$0.44	$0.88	$0.88

Diluted FAD payout ratio	77%	80%	77%	81%

Diluted FAD coverage	1.30	1.25	1.30	1.24

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
2009 Guidance
Reconciliation of Net Income to Recurring Diluted FFO and FAD Per Share

	Year Ended December 31, 2009
	Guidance
	Low	High

Net income	$156,213	$159,767
Preferred stock dividends	(5,810)	(5,810)
Real estate related depreciation and amortization	119,517	119,517
Depreciation in income from unconsolidated joint ventures	5,155	5,155
Minority interest — NHP/PMB	165	165
Gains on sale of facilities, net	(31,499)	(31,499)

FFO available to common stockholders	243,741	247,295
Series B preferred dividends	5,810	5,810

Diluted FFO	249,551	253,105
Gain on extinguishment of debt, net	(4,564)	(4,564)

Recurring diluted FFO	244,987	248,541
Straight-lined rent	(6,272)	(6,272)
Amortization of intangible assets and liabilities	(535)	(535)
Non-cash stock-based compensation expense	7,092	7,092
Deferred finance cost amortization	3,120	3,120
Lease commissions and tenant and capital improvements	(5,608)	(5,608)
Unconsolidated Joint Ventures:
Straight-lined rent	(27)	(27)
Deferred finance cost amortization	84	84

Recurring diluted FAD	$242,841	$246,395

Diluted FFO per share	$2.26	$2.29

Recurring diluted FFO per share	$2.22	$2.25

Recurring diluted FAD per share	$2.20	$2.23

Weighted average shares outstanding:
Diluted weighted average shares outstanding	105,354	105,354
NHP/PMB OP units	1,830	1,830
Series B preferred stock conversion	3,375	3,375

Total	110,559	110,559

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)

Assets
Investments in real estate:
Land	$318,852	$320,394
Buildings and improvements	3,078,118	3,079,819

	3,396,970	3,400,213
Less accumulated depreciation	(538,705)	(490,112)

	2,858,265	2,910,101
Mortgage loans receivable, net	110,902	112,399
Mortgage loan receivable from related party	47,500	47,500
Investments in unconsolidated joint ventures	50,765	54,299

Net real estate related investments	3,067,432	3,124,299
Cash and cash equivalents	121,729	82,250
Receivables, net	7,858	6,066
Asset held for sale	—	4,542
Intangible assets	103,666	109,434
Other assets	131,531	131,534

Total assets	$3,432,216	$3,458,125

Liabilities and Equity
Unsecured senior credit facility	$—	$—
Senior notes	994,233	1,056,233
Notes and bonds payable	438,612	435,199
Accounts payable and accrued liabilities	130,339	144,566

Total liabilities	1,563,184	1,635,998

Redeemable OP unitholder interests	55,070	56,778

Equity:
NHP stockholders’ equity
Series B convertible preferred stock	74,918	74,918
Common stock	10,449	10,228
Capital in excess of par value	1,845,817	1,786,193
Cumulative net income	1,642,246	1,556,889
Accumulated other comprehensive (loss) income	(608)	1,846
Cumulative dividends	(1,763,129)	(1,669,407)

Total NHP stockholders’ equity	1,809,693	1,760,667
Noncontrolling interests	4,269	4,682

Total equity	1,813,962	1,765,349

Total liabilities and equity	$3,432,216	$3,458,125